Exhibit 99(c)
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.
DETACH PROXY CARD HERE

(continued from other side)
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

Signed

Date	, 2006

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.
REVOCABLE PROXY

WEST POINTE BANCORP, INC.

If you personally plan to attend the Special Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the Special Meeting.	☐

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
VOTING INSTRUCTIONS
Whether or not you plan to attend the Special Meeting, you are urged to mark, sign, date and promptly return this proxy. Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:
1.	Mark your vote for the proposal in one of the boxes on the other side of this card.

2.	Please date and sign exactly as your name or names appear on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or in another fiduciary capacity, full title as such should be given.

3.	Mail the completed card with signature in the enclosed reply envelope to:

West Pointe Bancorp, Inc. Attention: Corporate Secretary 5701 West Main Street Belleville, IL 62226
If you have any questions regarding the completion of this proxy card, please contact Harry E. Cruncleton, at (618) 234-5700.

REVOCABLE PROXY
This Proxy is solicited on behalf of the Board of Directors of West Pointe Bancorp, Inc.
The undersigned shareholder(s) of West Pointe Bancorp, Inc. hereby appoint Harry E. Cruncleton and Terry W. Schaefer, and any one or more of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of West Pointe Bancorp, Inc. standing in the name of the undersigned which the undersigned is entitled to vote at the Special Meeting of Shareholders of West Pointe Bancorp, Inc. to be held on ___, 2006 at 10:00 a.m. local time, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the joint Proxy Statement/Prospectus, as follows:
1. Approval of Merger Agreement. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 13, 2006 among Commerce Bancshares, Inc., CBI-Kansas, Inc. and West Pointe Bancorp, Inc., and the transactions contemplated by the Agreement and Plan of Merger, including the merger of West Pointe Bancorp, Inc. with CBI-Kansas, Inc.
     ☐ FOR       ☐ AGAINST       ☐ ABSTAIN
     The Board of Directors Recommends a Vote FOR Proposal One.
2. Other Business. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including, without limitation, upon any proposal to postpone or adjourn the Special Meeting.
PLEASE LIST
NAMES OF PERSONS ATTENDING: